Exhibit 99

Butler National Corporation Announces Sidoti & Company Has Initiated Coverage With A BUY Rating

Olathe, KS, July 11, 2011 - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for structural modification, maintenance, repairs and overhaul (MRO) announces Sidoti & Company has initiated coverage of the Company with a BUY rating.

Sidoti & Company, LLC is the preeminent provider of equity research focused on undiscovered, profitable companies at a market capitalization of less than $3 billion. The Sidoti report states, "Butler is focused on high margin, complex modifications, expanding systems integration capabilities, taking advantage of cross selling opportunities and acquisitions."

Sidoti initiated coverage with a BUY rating based on the proprietary Sidoti Rating System, which evaluates five key components including Earnings, Balance Sheet, Cash Flow, Corporate Governance and PEG Valuation.

The opinions contained herein are subject to change without notice. This report is for information purposes only and is neither a solicitation to buy nor an offer to sell securities. We accept no liability for any losses arising from an investor's reliance on or use of this report.

Butler National Corporation - About Us
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services. For more information, visit www.butlernational.com.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward looking statements. Investors should not place undue reliance on forward looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

Reign Strategy & Investment Group
Ph (914) 479-9060
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
Ph (830) 669-2466
jim@jdcreativeoptions.com